Exhibit 15.8

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-156686) of our report dated February 25, 2009, with respect to the financial statements of Magic (Onyx) Magyarorszag Szoftverhaz Kft., included in this annual report on Form 20-F of Formula Systems (1985) Ltd. for the year ended December 31, 2008.

24-04-2009

/s/ Maria Negyessy —————————————— Maria Negyessy Reg. Auditor 003784